NEWS RELEASE

For Immediate Release

Sono closes acquisItion of remaining interest to hold 100% ownership in the Bonnyridge copper/silver exploration LicenSe blocks in
Botswana, Africa

VANCOUVER, British Columbia, August 25, 2011 /PRNewswire/ -- Sono Resources Inc. (OTCQB-SRCI; the "Company" or "Sono") has now acquired the remaining 5% of the issued and outstanding shares (the "Shares") of Bonnyridge (PTY) Ltd. ("Bonnyridge"), which is the legal and beneficial owner of three mineral license blocks comprised of the Bonnyridge Copper/Silver prospect, which is located in Northwestern Botswana, Africa.

Under its prior and recently completed purchase agreement Sono acquired 95% of Bonnyridge. Sono was required to pay $900,000 in cash over a three-year period and issue 6.5 million shares to the then share vendors; of which $300,000 had been paid and all said shares had been issued.

Sono has now acquired the remaining 5% Shares by paying $100,000 in cash and issuing 1,000,000 additional shares from treasury; thereby also eliminating the additional cash payments of $600,000, which had been required under its prior purchase agreement for Sono.

Peter Wilson, President of Sono, states, "We have completed the acquisition and now control, through Bonnyridge, a 100% interest in the Bonnyridge Copper/Silver prospect exploration licenses. Not only does this simplify the overall transaction, but it also allows us to deploy capital into the exploration of these licenses, which is far more valuable to our shareholder base."

The Bonnyridge licenses encompass three blocks located in the center of the Kalahari Copper Belt and are widely characterized as the southwesterly extension of the Zambian/DRC Copper Belt extending through Botswana and into Namibia. The belt is home to many producing copper mines and many more recent and successful exploration activities.

About Sono Resources Inc.

Sono Resources Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is in the center of the Kalahari Copper Belt, recognized as one of the largest producing copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact:

Investor Relations
1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.